Exhibit 99.1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Third Quarter 2014 Operating Results

Three Month Results As Reported Daily Revenue Recognition

• Net revenue increased 4.3% to $335.0 million

• Adjusted EBITDA increased 5.4% to $153.4 million

Three Month Results Pro Forma Monthly Revenue Recognition

• Pro Forma Adjusted net revenue increased 2.0% to $332.8 million

• Pro Forma Adjusted EBITDA increased 2.0% to $151.2 million

Baton Rouge, LA – November 5, 2014 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the third quarter ended September 30, 2014.

“I’m encouraged by our third-quarter results, as well as the momentum that we carry into the fourth quarter,” said Lamar chief executive Sean Reilly. “Our local sales growth was strong, allowing us to distinguish ourselves in what remains a tepid environment for national advertising. Our digital billing increased nicely, and we continue to control operating expense growth. Despite the softness in national business, we continue to track within our 2014 AFFO guidance.”

Third Quarter Highlights

• Same-unit digital billing grew 3.6% • Local sales on billboards increased 3.8% • Pro forma expense growth held to 2.0% • Paid quarterly dividend of $0.83 per share

Q3 Three Months Results

Lamar reported net revenues of $335.0 million for the third quarter of 2014 versus $321.1 million for the third quarter of 2013, a 4.3% increase. Operating income for the third quarter of 2014 was $86.0 million as compared to $67.2 million for the same period in 2013. Lamar recognized net income of $35.0 million for the third quarter of 2014 compared to net income of $17.1 million for same period in 2013. Net income per basic and diluted share was $0.37 per share and $0.18 per share for the three months ended September 30, 2014 and 2013, respectively.

Adjusted EBITDA for the third quarter of 2014 was $153.4 million versus $145.5 million for the third quarter of 2013, a 5.4% increase.

Free Cash Flow for the third quarter of 2014 was $101.1 million as compared to $85.7 million for the same period in 2013, an 18.0% increase.

For the third quarter of 2014, Funds From Operations, or FFO, was $93.5 million versus $86.3 million for the same period of 2013, an increase of 8.3%. In addition, FFO reflects our current status as a regular domestic C Corporation for U.S. Federal Income Tax purposes. Upon electing REIT status, tax expense will be lower than the current 43% effective tax rate. Adjusted Funds From Operations, or AFFO, for third quarter of 2014 was $109.5 million compared to $97.3 million for the same period in 2013, a 12.5% increase. Diluted AFFO per Share, was $1.14 per share and $1.02 per share for the three months ended September 30, 2014 and 2013, respectively.

Q3 Pro Forma Three Month Results

Pro forma adjusted net revenue for the third quarter of 2014 (recognized on a monthly basis) was $332.8 million. This reflects a 2.0% increase over pro forma adjusted net revenue for the third quarter of 2013. Pro forma adjusted EBITDA increased 2.0% as compared to pro forma adjusted EBITDA for the third quarter of 2013. Pro forma adjusted net revenue and pro forma adjusted EBITDA include adjustments to the 2013 period for acquisitions and divestitures for the same time frame as actually owned in the 2014 period. Pro forma adjusted net revenue and pro forma adjusted EBITDA in the 2013 period and adjusted net revenue and Adjusted EBITDA in the 2014 period have been adjusted to reflect revenue recognition on a monthly basis over the term of each advertising contract. See “Reconciliation of Reported Basis to Pro Forma Basis”, which provides reconciliations to GAAP for adjusted and pro forma measures on page 8 of this release.

Q3 Nine Months Results

Lamar reported net revenues of $950.4 million for the nine months ended September 30, 2014 versus $925.5 million for the same period in 2013, a 2.7% increase. Operating income for the nine months ended September 30, 2014 was $190.2 million as compared to $159.6 million for the same period in 2013. Adjusted EBITDA for the nine months ended September 30, 2014 was $407.4 million versus $400.1 million for the same period in 2013. In addition, Lamar recognized net income of $45.6 million for the nine months ended September 30, 2014 as compared to net income of $30.0 million for the same period in 2013. Net income per basic and diluted share was $0.48 per share and $0.31 per share for the nine months ended September 30, 2014 and 2013, respectively.

Free Cash Flow for the nine months ended September 30, 2014 increased 8.6% to $237.5 million as compared to $218.6 million for the same period in 2013.

For the nine months ended September 30, 2014, FFO was $235.9 million versus $236.5 million for the same period of 2013, a 0.3% decrease, primarily due to a $20.8 million loss on debt extinguishment in the 2014 period related to the redemption of Lamar Media’s 7 7/8% Senior Subordinated Notes. AFFO for the nine months ended September 30, 2014 was $271.2 million compared to $247.2 million for the same period in 2013, a 9.7% increase. Diluted AFFO per Share increased to $2.84 per share as compared to $2.61 per share in the comparable period in 2013.

Please refer to “Use of Non GAAP Financial Measures” for definitions of Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, Diluted AFFO per Share and outdoor operating income. For additional information, including reconciliations to GAAP measures, please refer to the unaudited selected financial information and supplemental schedules on pages 7 through 9.

Liquidity

As of September 30, 2014, Lamar had $319.1 million in total liquidity that consisted of $291.1 million available for borrowing under its revolving senior credit facility and approximately $28.0 million in cash and cash equivalents.

Recent Events

Distributions. On September 30, 2014, Lamar Advertising Company made its second quarterly dividend distribution of $0.83 per share, or a total of approximately $79.0 million, to common stockholders of record on September 22, 2014. The Company expects to make an additional dividend distribution on December 30, 2014, subject to board approval. As previously disclosed, the Company anticipates that distributions to stockholders in 2014 will be $2.50 per share in the aggregate.

REIT Update. On October 17, 2014, the Company announced that its registration statement, which outlines its plan to merge into Lamar Advertising REIT Company, was declared effective by the Securities and Exchange Commission. The Company also announced that it will hold a special meeting of stockholders on November 17, 2014 to vote on the proposed merger. Stockholders of record as of October 3, 2014 will be entitled to vote at the special meeting.

Guidance

For the fourth quarter of 2014, the Company expects adjusted net revenue (recognized on a monthly basis) to be approximately $323.0 million to $326.0 million. On a pro forma adjusted basis this represents an increase of approximately 2.5% to 3.5%.

Forward Looking Statements

This press release contains forward-looking statements, including the statements regarding guidance for the fourth quarter of 2014 and expected future dividend distributions. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to qualify as a Real Estate Investment Trust (REIT) and maintain our status as a REIT assuming we successfully qualify; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (GAAP): Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, (AFFO), Diluted AFFO per Share, adjusted pro forma results and outdoor operating income. Adjusted EBITDA is defined as net income before income tax expense (benefit), interest expense (income), gain (loss) on extinguishment of debt and investments, non-cash compensation, depreciation and amortization and gain on disposition of assets. Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of financing costs, current taxes, preferred stock dividends and total capital expenditures. Funds From Operations is defined as net income before real estate depreciation and amortization, gains or loss from disposition of real estate assets and investments and an adjustment to eliminate non-controlling interest. Adjusted Funds From Operations is defined as Funds From Operations adjusted for straight-line (revenue) expense, stock-based compensation expense, non-cash tax expense (benefit), non-real estate related depreciation and amortization, amortization of deferred financing and debt issuance costs, loss on extinguishment of debt, non-recurring, infrequent or unusual losses (gains), less maintenance capital expenditures and an adjustment for non-controlling interest. Diluted AFFO per Share is defined as AFFO divided by the weighted average diluted common shares outstanding. Outdoor operating income is defined as operating income before corporate expenses, non-cash compensation, depreciation and amortization and gain on disposition of assets. These measures are not intended to replace financial performance measures determined in accordance with GAAP and should not be considered alternatives to operating income, net income, cash flows from operating activities, or other GAAP figures as indicators of the Company’s financial performance or liquidity. The Company’s management believes that Adjusted EBITDA, Free Cash Flow, Funds From Operations, Adjusted Funds From Operations, Diluted AFFO per Share, Adjusted pro forma results and Outdoor operating income are useful in evaluating the Company’s performance and provide investors and financial analysts a better understanding of the Company’s core operating results. The pro forma acquisition adjustments are intended to provide information that may be useful for investors when assessing period to period results. Management also deems the presentation of monthly revenue recognition useful to allow investors to see the impact of an immaterial change to its revenue recognition policy and to provide pro forma results that are comparable with prior periods and in line with the Company’s presentation of market guidance. Our presentation of these measures may not be comparable to similarly titled measures used by other similarly-situated companies. See “Supplemental Schedules—Unaudited Reconciliation of Non-GAAP Measures”, which provides a reconciliation of each of these measures to the most directly comparable GAAP measure.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Wednesday, November 5, 2014 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Pass Code:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059
Pass Code:	18726126

Available through Wednesday, November 12, 2014 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com

Available through Wednesday, November 12, 2014 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000b
kantrow@lamar.com

Additional Information and Cautionary Statement

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Lamar Advertising REIT Company has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4/A containing a proxy statement of Lamar Advertising Company and a prospectus of Lamar Advertising REIT Company with respect to the proposed merger. The registration statement was declared effective by the SEC on October 16, 2014. On October 17, 2014, notice of a special meeting of stockholders and a definitive proxy statement/prospectus was mailed to stockholders who held shares of capital stock of Lamar Advertising Company as of October 3, 2014. INVESTORS ARE URGED TO READ THE FORM S-4/A AND PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. You will be able to obtain documents free of charge at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by Lamar Advertising Company free of charge by contacting Secretary, c/o Lamar Advertising Company, 5321 Corporate Blvd., Baton Rouge, LA 70808.

Lamar Advertising Company, its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the company’s stockholders in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the merger is included in the Form S-4/A and proxy statement. Information about the directors and executive officers of Lamar Advertising Company and their ownership of Lamar Advertising Company capital stock is set forth in the proxy statement for Lamar Advertising Company’s 2014 Annual Meeting of Stockholders. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4/A and proxy statement for the merger.

Investors should read the Form S-4/A and proxy statement (including all amendments and supplements thereto) carefully before making any voting or investment decisions.

General Information

Lamar Advertising Company is a leading outdoor advertising company currently operating over 150 outdoor advertising companies in 44 states, Canada and Puerto Rico, logo businesses in 23 states and the province of Ontario, Canada and over 60 transit advertising franchises in the United States, Canada and Puerto Rico.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Net revenues	$334,998	$321,141	$950,364	$925,490

Operating expenses (income)
Direct advertising expenses	112,388	109,640	338,173	326,882
General and administrative expenses	56,000	53,814	164,217	160,207
Corporate expenses	13,212	12,150	40,532	38,295
Non-cash compensation	5,474	5,912	15,987	23,107
Depreciation and amortization	62,675	73,183	203,250	219,492
Gain on disposition of assets	(775)	(787)	(2,001)	(2,094)

	248,974	253,912	760,158	765,889

Operating income	86,024	67,229	190,206	159,601

Other expense (income)
Interest income	(11)	(42)	(99)	(121)
Loss on extinguishment of debt	—	—	26,023	—
Other-than-temporary impairment of investment	—	—	4,069	—
Interest expense	24,418	37,677	80,772	112,264

	24,407	37,635	110,765	112,143

Income before income tax expense	61,617	29,594	79,441	47,458
Income tax expense	26,567	12,500	33,806	17,505

Net income	35,050	17,094	45,635	29,953
Preferred stock dividends	91	91	273	273

Net income applicable to common stock	$34,959	$17,003	$45,362	$29,680

Earnings per share:
Basic earnings per share	$0.37	$0.18	$0.48	$0.31

Diluted earnings per share	$0.37	$0.18	$0.48	$0.31

Weighted average common shares outstanding:
- basic	95,330,141	94,528,877	95,138,504	94,282,629
- diluted	95,753,522	94,927,069	95,548,098	94,692,129

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$153,398	$145,537	$407,442	$400,106
Interest, net	(23,235)	(33,373)	(77,050)	(100,789)
Current tax benefit (expense)	690	(1,368)	(8,764)	(2,753)
Preferred stock dividends	(91)	(91)	(273)	(273)
Total capital expenditures	(29,621)	(24,956)	(83,876)	(77,677)

Free cash flow	$101,141	$85,749	$237,479	$218,614

			September 30, 2014	December 31, 2013
OTHER DATA (continued):

Selected Balance Sheet Data:
Cash and cash equivalents			$27,957	$33,212
Working capital			$90,076	$36,705
Total assets			$3,369,760	$3,401,618
Total debt (including current maturities)			$1,941,080	$1,938,802
Total stockholders’ equity			$847,213	$932,946

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Selected Cash Flow Data:
Cash flows provided by operating activities	$129,772	$142,730	$303,204	$294,684
Cash flows used in investing activities	$(73,627)	$(74,791)	$(130,936)	$(157,043)
Cash flows used in financing activities	$(62,045)	$(4,482)	$(176,786)	$(13,293)

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended September 30,		Nine months ended September 30,
	2014	2013	2014	2013
Reconciliation of Free Cash Flow to Cash Flows Provided by Operating Activities:
Cash flows provided by operating activities	$129,772	$142,730	$303,204	$294,684
Changes in operating assets and liabilities	2,788	(30,086)	22,881	6,829
Total capital expenditures	(29,621)	(24,956)	(83,876)	(77,677)
Preferred stock dividends	(91)	(91)	(273)	(273)
Other	(1,707)	(1,848)	(4,457)	(4,949)

Free cash flow	$101,141	$85,749	$237,479	$218,614

Reconciliation of Adjusted EBITDA to Net Income:
Adjusted EBITDA	$153,398	$145,537	$407,442	$400,106
Less:
Non-cash compensation	5,474	5,912	15,987	23,107
Depreciation and amortization	62,675	73,183	203,250	219,492
Gain on disposition of assets	(775)	(787)	(2,001)	(2,094)

Operating Income	86,024	67,229	190,206	159,601

Less:
Interest income	(11)	(42)	(99)	(121)
Loss on extinguishment of debt	—	—	26,023	—
Other-than-temporary impairment of investment	—	—	4,069	—
Interest expense	24,418	37,677	80,772	112,264
Income tax expense	26,567	12,500	33,806	17,505

Net income	$35,050	$17,094	$45,635	$29,953

Capital expenditure detail by category:
Billboards - traditional	$7,862	$6,795	$19,064	$19,271
Billboards - digital	13,952	11,362	41,810	34,965
Logo	3,675	3,050	7,545	7,157
Transit	41	26	309	54
Land and buildings	1,800	428	7,502	6,036
Operating Equipment	2,291	3,295	7,646	10,194

Total capital expenditures	$29,621	$24,956	$83,876	$77,677

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended September 30,
	2014	2013	% Change
Reconciliation of Reported Basis to Pro Forma(a) Basis:
Net revenue (daily basis)	$334,998	$321,141	4.3%
Conversion from daily to monthly	(2,211)	2,043

Adjusted net revenue	$332,787	$323,184	3.0%
Acquisitions and divestitures	—	3,177

Pro forma adjusted net revenue (monthly basis)	$332,787	$326,361	2.0%

Reported direct advertising and G&A expenses	$168,388	$163,454	3.0%
Acquisitions and divestitures	—	2,497

Pro forma direct advertising and G&A expenses	$168,388	$165,951	1.5%

Outdoor operating income (daily basis)	$166,610	$157,687	5.7%
Conversion from daily to monthly	(2,211)	2,043

Adjusted outdoor operating income	$164,399	$159,730	2.9%
Acquisitions and divestitures	—	680

Pro forma adjusted outdoor operating income (monthly basis)	$164,399	$160,410	2.5%

Reported corporate expenses	$13,212	$12,150	8.7%
Acquisitions and divestitures	—	—

Pro forma corporate expenses	$13,212	$12,150	8.7%

Adjusted EBITDA (daily basis)	$153,398	$145,537	5.4%
Conversion from daily to monthly	(2,211)	2,043

Adjusted EBITDA (monthly basis)	$151,187	$147,580	2.4%
Acquisitions and divestitures	—	680

Pro forma Adjusted EBITDA (monthly basis)	$151,187	$148,260	2.0%

(a) Pro forma adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and Adjusted EBITDA include adjustments to 2013 for acquisitions and divestitures for the same time frame as actually owned in 2014. Pro forma adjusted net revenue, outdoor operating income and Adjusted EBITDA have also been adjusted to reflect revenue recognition on a monthly basis (eliminating the effect of an immaterial correction) in both the 2013 and 2014 periods.

	Three months ended September 30,
	2014	2013
Reconciliation of Outdoor Operating Income to Operating Income:
Outdoor operating income	$166,610	$157,687
Less: Corporate expenses	13,212	12,150
Non-cash compensation	5,474	5,912
Depreciation and amortization	62,675	73,183
Plus: Gain on disposition of assets	775	787

Operating income	$86,024	$67,229

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended		Nine months ended
	September 30,		September 30,
	2014	2013	2014	2013
Net income	$35,050	$17,094	$45,635	$29,953
Depreciation and amortization related to advertising structures	58,690	69,098	190,761	207,168
Gain from disposition of real estate assets	(324)	(98)	(919)	(1,374)
Adjustment for minority interest – consolidated affiliates	132	246	431	790

Funds From Operations	$93,548	$86,340	$235,908	$236,537

Straight-line expense	(141)	(728)	(369)	(1,049)
Stock-based compensation expense	5,474	5,912	15,987	23,107
Non-cash tax expense	22,017	11,132	25,042	14,752
Non-real estate related depreciation and amortization	3,985	4,085	12,489	12,324
Amortization of deferred financing and debt issuance costs	1,172	4,262	3,623	11,354
Loss on extinguishment of debt	—	—	26,023	—
Loss from other-than-temporary impairment of investment	—	—	4,069	—
Capitalized expenditures—maintenance	(16,465)	(13,463)	(51,162)	(49,030)
Adjustment for minority interest – consolidated affiliates	(132)	(246)	(431)	(790)

Adjusted Funds From Operations	$109,458	$97,294	$271,179	$247,205

Divided by weighted average diluted shares outstanding	95,753,522	94,927,069	95,548,098	94,692,129

Diluted AFFO per Share	$1.14	$1.02	$2.84	$2.61

Given the Company’s preparation for potential election of REIT status for the taxable year beginning January 1, 2014, two widely recognized metrics of operating performance for REITs, Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO), are presented in this release. The calculation of FFO is based on the definition as set forth by the National Association of Real Estate Investment Trusts (NAREIT). A reconciliation of net income to FFO and the calculation of AFFO, each of which are non-GAAP financial measures, are presented above. The measures of FFO and AFFO may not be comparable to those reported by REITs that do not compute these measures in accordance with the NAREIT definitions, or that interpret those definitions differently than the Company does.